SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2006

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

          The information provided under Item 2.03 of this report related to the amended line of credit facility is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation

          On December 2, 2004, ITEX Corporation entered into a Revolving Credit Agreement (“Loan Agreement”) to establish a $750,000 line of credit facility from U.S. Bank.  Effective January 24, 2006, the Loan Agreement was amended to extend the maturity date to November 30, 2006, and to increase the maximum loan amount under the Loan Agreement to $1,000,000.  The maximum loan amount under the Loan Agreement had previously been reduced to $500,000 on June 27, 2005, in connection with additional borrowing of $1.3 million from U.S. Bank to partially fund the acquisition of BXI Exchange, Inc.

          The revolving loan facility provides for a floating interest rate at the prime rate established by U.S. Bank.  The aggregate borrowings under the loan facility may not exceed 80% of eligible ITEX accounts receivable and other eligible accounts.  The obligations of ITEX under the Revolving Credit Agreement are secured by security interests in the accounts receivable and general intangibles of ITEX.  The Revolving Credit Agreement requires ITEX, among other things, to maintain certain minimum levels of net working capital and tangible net worth and meet certain minimum financial ratios, so that any advances by the Bank are subject to the Bank’s continuing satisfaction with our financial condition.  The Revolving Credit Agreement has events of default and other provisions that are customary for a facility of this type, including material borrowings from any third party.  This is a short-term debt facility, with a maturity date of November 30, 2006.

          We have not borrowed any capital under this line of credit and have no immediate plans to do so.  We may use the line of credit to finance our working capital requirements, for the continued development of our cashless marketplace platform, or for capital to pursue new opportunities that expand market share.  In connection with the amended Loan Agreement, we paid a loan fee of $1,250. There are no other commitment or facility fees associated with this line of credit.

Item 7.01     Regulation FD Disclosure

          On January 25, 2006, ITEX Corporation issued a press release announcing it had increased its line of credit with US Bank to $1.0 million.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The attached Exhibit 99.1 is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits

     (d)          Exhibits.

Exhibit Number	Description

10.1	Amendment to Loan Agreement, dated January 24, 2006
99.1	Press release dated January 25, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: January 25, 2006
	By:	/s/ Steven White

Steven White
Chief Executive Officer